UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 31, 2004

                          MT ULTIMATE HEALTHCARE CORP.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


          Nevada                  000-49915            88-0477056
----------------------------      ----------      --------------------
(State or other jurisdiction     (Commission         (IRS Employer
    of incorporation)             File Number)     Identification No.)


              45 Main Street, Suite 617, Brooklyn, New York 11201
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code (718) 943-3400


                                      N/A
                        -------------------------------
                        (Former name or former address,
                          if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  1.01  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

     On August 31, 2004 ("Closing"), MT Ultimate Healthcare Corp. (the "Registrant") entered into a Securities Purchase Agreement (the "Agreement") with AJW Partners, LLC ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW
Qualified Partners, LLC ("Qualified"), and New Millennium Capital Partners II, LLC ("New Millennium") (Partners, Offshore, Qualified and New Millennium are collectively referred to herein as the "Buyers") to purchase callable secured convertible notes having an aggregate principal amount of $700,000, a 10% annual interest rate payable quarterly, a term of two (2) years, and a conversion price, as of Closing, of $0.124 per share (the "Notes"). The conversion price is determined at the time of conversion and is calculated as the lesser of the Variable Conversion Price (as defined in the Note) or $0.90. Generally, the Variable Conversion Price is the average of the three (3) lowest trading prices of the Registrant's common stock, $.001 par value per share (the "Common Stock") during the twenty (20) trading day period ending one trading day before the date that a Buyer sends notice of conversion to the Registrant. As of Closing, the $700,000 of Notes were convertible into 5,645,162 shares of Common Stock. The Company may call the notes at a premium upon certain conditions. The Agreement also provides for the issuance of warrants to purchase an aggregate up to 700,000 shares of Common Stock, with an exercise price of $0.45 per share (the "Warrants"). As of the date of this Report, the Registrant received $500,000 in connection with the Agreement and has issued Warrants to purchase 500,000 shares of Common Stock. In addition, the Registrant entered into a Registration Rights Agreement with the Buyers that grants the Buyers demand registration rights with respect to two (2) times the Common Stock underlying the Notes and two (2) times the Common Stock underlying the Warrants (the "Registration"). The Registrant will be subject to the payment of certain damages in the event that it does not satisfy its obligations including its obligation to have the Registration declared effective by the Securities and Exchange Commission on or prior to one hundred sixty (160) days from Closing. The Buyers have agreed to purchase $200,000 of additional Notes within five (5) business days after the effectiveness of the Registration. In connection with the Agreement, MacDonald Tudeme, the Registrant's Chief Executive Officer, pledged 5,700,000 shares of Common Stock owned by him as collateral to guarantee the due and punctual performance and payment of the Registrant's obligations under the Agreement and related documents.

     In connection with the Agreement, the Registrant granted the Buyers a continuing, first priority security interest in the Registrant's general assets (the "Security Agreement") and the Registrant's intellectual property (the "Intellectual Property Security Agreement").

ITEM  3.02  UNREGISTERED  SALES  OF  EQUITY  SECURITIES

     On August 31, 2004, the Registrant sold Notes with a principal amount of $500,000 and Warrants that, as of Closing, were convertible into 4,032,258 shares of Common Stock based upon a conversion price of $0.124, and exercisable into 500,000 shares of Common Stock at an exercise price of $0.45 per share, respectively, in a transaction that was not registered under the Securities Act of 1933 (the "Act") for an aggregate of $500,000. The Registrant will sell pursuant to an effective registration statement additional Notes with a principal amount of $200,000 and additional Warrants that, if such sell had occurred at Closing, would have been convertible into 1,612,903 shares of Common Stock, and exercisable into 200,000 shares of Common Stock, respectively.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MT ULTIMATE HEALTHCARE CORP.

By: /s/MacDonald Tudeme
    -------------------
       MacDonald Tudeme
       Chief Executive Office

Dated:  September 10, 2004

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